UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 26, 2018
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2485 Augustine Drive Santa Clara, California 95054 (Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Base Salary Increase
On June 26, 2018, the Compensation and Leadership Resources Committee (the “Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) recommended, and the Board of Directors of the Company approved, a salary increase for Dr. Lisa T. Su, the Company’s President and Chief Executive Officer. Beginning July 1, 2018, Dr. Su’s annual salary will increase by $75,000 to $1,000,000 as compared to her current annual salary of $925,000.

Named Executive Officer Base Salary Increases
On June 26, 2018, the Committee approved the following annual base salary increases for the following named executive officers (as set forth in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2018), effective July 1, 2018:

Name and Title	2017 Annual Salary	2018 Annual Salary
Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer	$550,000	$565,000
James R. Anderson, Senior Vice President and General Manager, Computing and Graphics Business Group	$530,000	$550,000
Forrest E. Norrod, Senior Vice President and General Manager, Datacenter and Embedded Solutions Business Group	$530,000	$550,000
Mark D. Papermaster, Chief Technology Officer and Senior Vice President, Technology and Engineering	$575,000	$600,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2018	ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President, General Counsel and Corporate Secretary